Exhibit 21

SUBSIDIARIES OF CHEMTURA CORPORATION as of December 31, 2014

Company Name	State or Country of Organization	Owned Directly or Indirectly by Chemtura Corporation
Anderol B.V.	Netherlands	100
Anderol Italia S.r.l.	Italy	51
Assured Insurance Company	Vermont	100
Baxenden Chemicals Limited	United Kingdom	100
Certis Europe B.V.	Netherlands	15
Chemtura (China) Holding Company Limited	China-PRC	100
Chemtura Advanced Materials (Nantong) Co., Ltd.	China-PRC	100
Chemtura Belgium N.V.	Belgium	100
Chemtura Canada Co. / Cie	Canada	100
Chemtura Chemicals (Nanjing) Co., Ltd.	China-PRC	100
Chemtura Corporation Mexico, S. de R.L. de C.V.	Mexico	100
Chemtura Europe GmbH	Switzerland	100
Chemtura Financial Services GmbH	Switzerland	100
Chemtura France SAS	France	100
Chemtura Holding Company, Inc.	Delaware	100
Chemtura Holdings GmbH	Germany	100
Chemtura Hong Kong Limited	China-Hong Kong	100
Chemtura Industria Quimica do Brasil Limitada	Brazil	100
Chemtura Italy S.r.l.	Italy	100
Chemtura Japan Limited	Japan	100
Chemtura Korea Inc.	Korea	100
Chemtura LLC	Russia	100
Chemtura Manufacturing Germany GmbH	Germany	100
Chemtura Manufacturing Italy S.r.I.	Italy	100
Chemtura Manufacturing Netherlands B.V.	Netherlands	100
Chemtura Manufacturing UK Limited	United Kingdom	100
Chemtura Organometallics GmbH	Germany	100
Chemtura Sales Europe B.V.	Netherlands	100
Chemtura Sales France SAS	France	100
Chemtura Sales Germany GmbH	Germany	100
Chemtura Sales UK Limited	United Kingdom	100
Chemtura Shanghai Co., Ltd.	China-PRC	100
Chemtura Singapore Pte. Ltd.	Singapore	100
Chemtura Specialties India Private Limited	India	100
Chemtura Taiwan Limited	Taiwan	100
Chemtura Vermögensverwaltungs GmbH & Co. KG	Germany	100
Chemtura Verwaltungs GmbH	Germany	50
Crompton AG	Switzerland	100
Crompton Chemicals B.V.	Netherlands	100
Crompton Colors Incorporated	Delaware	100

Company Name	State or Country of Organization	Owned Directly or Indirectly by Chemtura Corporation
Crompton Financial Holdings	Ireland	100
Crompton Holdings B.V.	Netherlands	100
Crompton Kazakhstan LLP	Kazakhstan	100
Crompton LLC	Delaware	100
Crompton Servicios S.A. de C.V.	Mexico	100
Crompton Specialties GmbH	Germany	100
Crompton, Inc.	Philippines	100
DayStar Materials L.L.C.	Korea	100
GLCC Laurel de Mexico, S.A. de C.V.	Mexico	100
GLCC Laurel, LLC	Delaware	100
GLCC Mexico Holdings, Inc.	Delaware	100
Great Lakes Chemical (Far East) Limited	Hong Kong	100
Great Lakes Chemical (Netherlands) B.V.	Netherlands	100
Great Lakes Chemical Corporation	Delaware	100
Great Lakes Chemical Konstanz GmbH	Germany	100
Great Lakes Europe Unlimited	United Kingdom	100
Great Lakes Holding (Europe) A.G.	Switzerland	100
Great Lakes Holding S.A.S.	France	100
Gulf Stabilizers Industries Sales FZCO	Dubai	52
Knight Investments B.V.	Netherlands	100
Naugatuck Treatment Company	Connecticut	100
Rubicon LLC	Utah	50
Unimers India Limited	India	1.62
Uniroyal Chemical Taiwan Limited	Taiwan	100